                                                                     EXHIBIT 1.1


                              3,173,196 SHARES/1/

                               BNC MORTGAGE, INC.
                                  COMMON STOCK
                             UNDERWRITING AGREEMENT
                             ----------------------
                                                                March_[10], 1998
CIBC Oppenheimer Corp.
Piper Jaffray Inc.
c/o CIBC Oppenheimer Corp.
580 California Street
Suite 2300
San Francisco, California 94104
On behalf of the several
Underwriters named on
Schedule I attached hereto

Ladies and Gentlemen:

          BNC Mortgage, Inc., a Delaware corporation (the "Company"), and DLJ
                                                           -------
Mortgage Capital, Inc., a Delaware corporation (the "Selling Stockholder"),
                                                     -------------------
propose to sell to you and the other underwriters named on Schedule_I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (in
                ------------
such capacity, the "Representatives"), an aggregate of 3,173,196 shares (the
                    ---------------
"Firm Shares") of the Company's Common Stock, $0.01 par value (the "Common
------------
Stock"), with the Company selling an aggregate of 1,400,000 of such Firm Shares and the Selling Stockholder selling an aggregate of 1,773,196 of such Firm Shares. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 475,979 shares (the "Option Shares") of
                                                            -------------
Common Stock for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."
            ------

          1.   SALE AND PURCHASE OF THE SHARES.  On the basis of the
               -------------------------------
representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a) The Company and the Selling Stockholder, severally and not jointly, agree to sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at $__________ per share (the
                 ----------

-------------------------
/1/ Plus an option to purchase from BNC Mortgage, Inc. up to 475,979 additional shares to cover over-allotments, if any.

"Initial Price"), the number of Firm Shares set forth opposite the name of such
 -------------
Underwriter on Schedule I to this Agreement, subject to adjustments under
Section 10. The number of Firm Shares to be purchased by each Underwriter from the Company and the Selling Stockholder shall be as nearly as practicable in the same proportion as the number of Firm Shares being sold by the Company and the Selling Stockholder bears to the total number of Firm Shares to be sold hereunder.

          (b) The Company grants to the several Underwriters an option (the

"Option") to purchase, severally and not jointly, all or any part of the Option
-------
Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter from the Company shall be as nearly as practicable in the same proportion as the number of Firm Shares being sold by the Company to such Underwriter bears to the total number of Firm Shares to be sold hereunder. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters and may be exercised in whole or in part from time to time within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, at least two business days before the Option Shares Closing Date (as defined below), setting forth the number of Option Shares to be purchased and the time and date of such purchase.

          (c) The Company agrees to issue, on the Firm Shares Closing Date (as defined below), to CIBC Oppenheimer Corp. and Piper Jaffray Inc. (for their own account and not as the Representatives of the several Underwriters), for an aggregate price of $3,173, warrants (the "Warrants") to purchase an aggregate of 317,319 shares of Common Stock (the "Warrant Shares"), exercisable at a price per Warrant Share equal to 110% of the price the Shares are first offered to the public by the Underwriters. The Warrants will be exercisable at any time and from time to time on or after the first anniversary of the date of this Agreement up to the fifth anniversary thereof. Each Warrant shall be substantially identical to the form of Warrant filed as an exhibit to the Registration Statement (as defined below).

          2.   DELIVERY AND PAYMENT.  The closing of the transactions
               --------------------
contemplated by this Agreement (including upon exercise of the Option) shall take place at the offices of Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor East, Beverly Hills, California 90212; provided,
                                                                     --------
however, that delivery by the Company and the Selling Stockholder of the Firm
-------
Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank checks payable in New York Clearing House (next day) funds to the Company and to the order of the Attorney-in-Fact (as defined below), shall take place at the offices of CIBC Oppenheimer Corp., at Oppenheimer Tower, World Financial Center, New York, New York 10281, at 10:00 a.m., New York City time, on the fifth business day following the date of this Agreement, or at such time on such other date, not later than 10 business days after the date of this Agreement, as shall be agreed upon by the Company, the Attorney-in-Fact and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing
                                             -------------------

Date").
-----
          In the event the Option is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank checks payable in New York Clearing House (next day) funds to the Company shall take place at the offices of CIBC Oppenheimer Corp. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in
Section 1(b) (such time and date of delivery and payment are called the "Option
                                                                         ------
Shares Closing Date").  The Firm Shares Closing Date and the Option Shares
-------------------
Closing Date are called, individually, a "Closing Date" and, together, the
                                          ------------
"Closing Dates."
--------------

          Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the Option as described in
Section 1(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, at least one full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

          3.   REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.  The
               ------------------------------------------------------
Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and
                          --------------
regulations thereunder (the "Rules") adopted by the Securities and Exchange
                             -----
Commission (the "Commission"), a registration statement on Form S-1 (No. 333-
                 ----------
38651), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The term "Preliminary Prospectus" means any preliminary prospectus (as
                   ----------------------
described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all
                                       --------------
exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b) and Rule 430A of the Rules, is called the

"Registration Statement."  The term "Prospectus" means the prospectus in the
-----------------------              ----------
form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules).

          The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

          4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
               ---------------------------------------------
hereby represents and warrants to each Underwriter as follows:

          (a) On the Effective Date, the Registration Statement complied, and,
(i) on the date of the Prospectus, (ii) on the date any post-effective amendment to the Registration Statement shall become effective, (iii) on the date any supplement or amendment to the Prospectus is filed with the Commission and
(iv) on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the applicable provisions of the Securities Act and the Rules and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the
                                                      ------------
rules and regulations of the Commission thereunder. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to (1) the paragraph with respect to stabilization on the inside front cover page of the Prospectus and (2) the statements contained under the caption "Underwriting" in the Prospectus. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

          (b) There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          (c) The financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the financial position, the results of operations and cash flows and the stockholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made.

          (d) Ernst & Young LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by its reports, were independent public accountants as required by the Securities Act and the Rules.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has no direct or indirect "significant subsidiaries" (as defined in Rule 1-02(v) of Regulation S-X) other than those listed on Exhibit 21.1 to the Registration Statement (collectively, the "Subsidiaries") and, other than the
                                           ------------
Subsidiaries, does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. Each Subsidiary has been duly incorporated and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation. The Company and each Subsidiary are duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each jurisdiction in which the character or location of their respective assets or properties (owned, leased or licensed) or the nature of their respective businesses makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole (a

"Material Adverse Effect").  The Company and the Subsidiaries have all requisite
------------------------
corporate or limited partnership power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, to own, lease and license their respective assets and properties and conduct their respective businesses as now being conducted and as described in the Registration Statement and the Prospectus, except for such authorizations, approvals, consents, orders, licenses, certificates and permits of which the failure to so obtain would not result in a Material Adverse Effect. No such authorization, approval, consent, order, license, certificate or permit contains a materially burdensome restriction other than as disclosed in the Registration Statement and the Prospectus. The Company has all such corporate power and authority, and such authorizations, approvals, consents, orders, licenses, certificates and permits, to enter into, deliver and perform this Agreement and to issue and sell the Shares (except as may be required under the Securities Act and state and foreign Blue Sky laws).

          (f) The Company and each Subsidiary own or possess adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the
                                                 -----------
conduct of their respective businesses as described in the Registration Statement and the Prospectus. Neither the Company nor any Subsidiary has received any notice of any conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (g) The Company and each Subsidiary have (i) good title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) or are referred to in the Prospectus as being owned by it and (ii) valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Prospectus as being leased by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those described in the Prospectus or those the existence of which would not result in a Material Adverse Effect.

          (h) There is no legal or governmental or other proceeding or investigation before any court or before or by any public body or board pending or, to the Company's knowledge, threatened, against, or involving the assets, properties or business of, the Company or any Subsidiary which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed or described therein, (i) there has not been any material adverse change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business; (ii) neither the Company nor any Subsidiary has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as disclosed or described therein, neither the Company nor any Subsidiary has
(a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business or (b) declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its stock.

          (j) Each agreement listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary, or both, as the case may be, assuming the due authorization, execution and delivery thereof by each of the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Neither the Company, any Subsidiary, nor to the Company's knowledge, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, except for such defaults or events the occurrence of which would not result in a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any Subsidiary of any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its properties or business may be bound or affected, except for such defaults or events the occurrence of which would not result in a Material Adverse Effect.

          (k) Neither the Company nor any Subsidiary is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, except for such violations the occurrence of which would not result in a Material Adverse Effect.

          (l) Neither the execution, delivery and performance of this Agreement and the Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares and the Warrants) will give rise to a right to terminate or accelerate the due date of any payment due under, or result in the breach or violation of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any Subsidiary or violate any provision of the charter or by-laws of the Company or any Subsidiary, except: (1) for such consents or waivers which have already been obtained and are in full force and effect or (2) where the failure to obtain such consents and waivers, either singly or in the aggregate, would not result in a Material Adverse Effect.

          (m) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus (including footnote
(3) thereto with respect to employee benefit plans). All of the outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other similar right. The Company has reserved and kept available for the exercise of the Warrants such number of authorized but unissued shares as are sufficient to permit the exercise in full of the Warrants. The Shares, when issued and sold pursuant to this Agreement, and the Warrant Shares, when issued and sold pursuant to the Warrants, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock, the Warrants and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

          (n) Except as disclosed in the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act. Each director and officer of the Company has delivered to the Representatives his enforceable written agreement that he will not, for a period of 180 days after the date of this Agreement, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by him or her, without the prior written consent of CIBC Oppenheimer Corp.

          (o) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the Warrants and the issuance and sale of the Shares and the Warrant Shares by the Company. This Agreement has been, and the Warrants on the Firm Shares Closing Date will be, duly and validly authorized, executed and delivered by the Company and constitutes and will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (p) Except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice which could result in a Material Adverse Effect. Except as disclosed in the Prospectus and for matters which, singly or in the aggregate, would not result in a Material Adverse Effect, (i) there is (1) no unfair labor practice complaint pending, or to the Company's knowledge, threatened, against the Company or any of its Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company's knowledge, threatened, (2) no strike, labor dispute, slowdown or stoppage pending or, to the Company's knowledge, threatened, against the

Company or any of its Subsidiaries and (3) no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the Company's knowledge, no union organizing activities are taking place and (ii) there has been no violation by the Company of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, or any applicable wage or hour laws, nor any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and
regulations promulgated thereunder.               -----

          (q) No transaction has occurred between or among the Company or any Subsidiary and any of the Company's or any Subsidiary's officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

          (r) The Company and each of its Subsidiaries has obtained all permits, licenses and other authorizations that are required under all environmental laws, including but not limited to, the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C.
                -------
(S) 6901 et seq.), Safe Drinking Water Act (21 U.S.C. (S)(S) 201, 300f), Toxic
         -- ----
Substances Control Act (15 U.S.C. (S) 349, 42 U.S.C. (S) 7401 et seq.),
                                                              -- ----
Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
(S) 9601 et seq.), and any other laws of any applicable jurisdiction, relating
         -- ----
to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes or under any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder (collectively, the "Environmental Laws"), except as otherwise set
                               ------------------
forth in the Prospectus or to the extent that the failure to have any such permit, license or authorization, singly or in the aggregate, would not result in a Material Adverse Effect. Except as described in the Prospectus, each of the Company and the Subsidiaries is in compliance with all terms and conditions of any required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws, except to the extent the failure to comply would not result in a Material Adverse Effect.

          (s) There are no past or present events, conditions, circumstances, activities, facts, practices, incidents, actions, or plans relating to the business as presently being conducted by the Company or the Subsidiaries that interfere with or prevent material compliance or continued material compliance with the Environmental Laws, or which would be reasonably likely to give rise to any legal liability (whether statutory or common law) or otherwise would be reasonably likely to form the basis of any claim, action, demand, suit, proceeding, hearing, notice of violation, study, investigation, remediation or cleanup based on or related to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release into the workplace, the community or the environment of any pollutant, contaminant, chemical or industrial, toxic or hazardous substance or waste, except for any liabilities or any claims, demands or other actions specified above that would not, singly or in the aggregate, result in a Material Adverse Effect.

          (t) The Company and each Subsidiary have filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, or have received extensions thereof, and have paid all taxes shown on such returns and all assessments received by each to the extent that the same are material and have become due.

          (u) The Company has filed a registration statement pursuant to
Section 12(b) of the Exchange Act to register the Common Stock. The Shares have been duly authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

          (v) Neither the Company nor any Subsidiary is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

          (w) None of the Company or any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result, under the Securities Act or otherwise, in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any securities of the Company or facilitation of the sale or resale of the Shares.

          (x) None of the Company, any Subsidiary or any officer or director purporting to act exclusively on behalf of the Company or any Subsidiary has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any Federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment in violation of law outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any Subsidiary sells or from which the Company or any Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or any Subsidiary; or (iv) engaged in any material transaction, maintained any material bank account or used any material corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries, taken as a whole, and except for any of the foregoing, the occurrence of which would not be reasonably likely to result in a Material Adverse Effect.

          (y) The Company and each Subsidiary have adequate liability and other insurance policies insuring them against the risks of loss arising out of or related to their respective businesses, as described in the Registration Statement and Prospectus, issued by insurers of recognized financial responsibility except where the failure to have such insurance would not result in a Material Adverse Effect.

          (z) Other than as provided to the Underwriters under this Agreement, the Company has not incurred any liability for finder's or broker's fees or agent's commissions in connection with the execution and delivery of this Agreement, the offer and sale of the Shares or the transactions hereby contemplated.

          (aa) The Company and each Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (bb) The Company and the Subsidiaries are in compliance with Florida blue sky law relating to disclosure of issuers doing business with Cuba.
Neither the Company nor any of the Subsidiaries is presently doing business with the government of Cuba or with any person or affiliate located in Cuba and will notify the Florida Department of Banking and Finance, Division of Securities and Investor Protection, if the Company or any such Subsidiary commences doing business with the government of Cuba or any person or affiliate located in Cuba.

          (cc) The merger of the Company with and into BNC Mortgage, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), in order to effect the reincorporation of the Company in Delaware (the "Reincorporation Merger"), has been approved by all necessary corporate action on behalf of the Company and Merger Sub and the merger agreement and related certificates, in appropriate form to effect the Reincorporation Merger, have been filed with the Secretary of State of Delaware and the Secretary of State of California in order to permit the Reincorporation Merger to become effective at 8:00 A.M., New York City time, on the Firm Shares Closing Date.

In addition, the Selling Stockholder represents and warrants to each Underwriter as follows:

          (a) Such Selling Stockholder has all requisite power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          (b) Such Selling Stockholder has duly executed and delivered a power of attorney and custody agreement (with respect to such Selling Stockholder, the "Power-of-Attorney" and the "Custody Agreement," respectively), each in the form
 -----------------           -----------------
heretofore delivered to the Representatives, appointing each of Evan_R. Buckley and Kelly_W. Monahan as such Selling Stockholder's attorneys-in-fact (the

"Attorneys-in-Fact") with authority to execute, deliver and perform this
------------------
Agreement on behalf of such Selling Stockholder and appointing U.S. Stock
                                                               ----------
Transfer Corporation as custodian thereunder (the "Custodian").  Certificates in
--------------------                               ---------
negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder has full power to enter into the Custody Agreement and the Power-of-Attorney and to perform its obligations under the Custody Agreement. The Custody Agreement and the Power-of-Attorney have been duly executed and delivered by such Selling Stockholder and are the legal, valid, binding and enforceable instruments of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyances, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. Such Selling Stockholder agrees that each of the Shares represented by the certificates on deposit with the Custodian is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody, the appointment of the Attorney-in-Fact and the right, power and authority of the Attorney-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement, are to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or the Custody Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of any individual Selling Stockholder by the death or incapacity of such Selling Stockholder, in the case of a trust or estate by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or in the case of a corporate or partnership Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated or any such trust should be terminated, or if any corporate or partnership Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

          (c) Such Selling Stockholder is the lawful record and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder. Upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims, options, rights of third parties or other defects.

          (d) To the extent that any statements or omissions are made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder specifically for use therein, such Preliminary Prospectus did, and the Registration Statement and the Prospectus and any amendments or supplements thereto, when they become effective or are filed with the Commission, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Selling Stockholder has reviewed the information regarding the Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding the Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate.

          (e) The sale of the Shares to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement, the Custody Agreement and the consummation of the other transactions herein contemplated do not
(a) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state and foreign Blue Sky laws and, if the Registration Statement is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act and the Exchange Act, or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling

Stockholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder.

          (f) The Selling Stockholder has not, directly or indirectly (except for the sale of Firm Shares by the Selling Stockholder under this Agreement),
(i) taken any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the filing of the Registration Statement
(A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Shares or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (g) The Selling Stockholder has not distributed and, prior to the later of (i) the Closing Date and (ii) the completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or other materials, if any, permitted by the Securities Act.

          (h) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Firm Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

          5.  CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS.  The obligations of
              -------------------------------------------
the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

          (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

          (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

          (c) The representations and warranties of the Company and the Selling Stockholder contained in this Agreement and in the certificates delivered pursuant to Sections 5(d) and 5(e) shall be true and correct when made and on and as of each Closing Date as if made on such date and the Company and the Selling Stockholder shall have performed in all material respects all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before such Closing Date.

          (d) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

          (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Stockholder to the effect that the signers of such certificate have carefully examined this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date and such Selling Stockholder has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by him at or prior to such Closing Date.

          (f) The Representatives shall have received at the time this Agreement is executed and on each Closing Date a signed letter from Ernst & Young LLP addressed to the Representatives and dated, respectively, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

               (i) in their opinion the audited consolidated financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

               (ii) on the basis of a reading of the amounts included in the Registration Statement and the Prospectus under the headings "Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

               (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement are not presented on a basis substantially consistent with that of the audited financial statements included in the Registration Statement;

               (B) any material modifications should be made to the unaudited consolidated financial statements and supporting schedules of the Company included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited consolidated financial statements from which such amounts were derived; or

               (C) (i) at January 31, 1998, there was any change in the Capital Stock, increase in long-term debt or decrease in consolidated assets or shareholders' equity of the Company, as compared with the amounts shown on, or derived from, the Company's audited balance sheet for the six months ended June 30, 1995 and the Company's unaudited balance sheet for the nine months ended September 30, 1995 included in the Registration Statement or (ii) for the period from January 1, 1998 to January 31, 1998 there was any decrease, as compared with the corresponding period in the preceding year, in consolidated revenues or in consolidated net income; and

         (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and specified by the Representatives agrees with the accounting records of the Company.

          References to the Registration Statement and the Prospectus in this paragraph (f) are to such documents as amended and supplemented at the date of the letter.

          (g) The Representatives shall have received on each Closing Date an opinion from Freshman, Marantz, Orlanski, Cooper & Klein, counsel for the Company, to the effect that:

              (i) the Company and each of the Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation and are duly qualified to transact business as foreign corporations and are in good standing under the laws of all other jurisdictions where the ownership or leasing of their respective properties or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect;

              (ii) the Company and each of the Subsidiaries have all requisite corporate power to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus, and the Company has all requisite corporate power to enter into, deliver and perform this Agreement and the Warrants and to issue and sell the Shares and the Warrant Shares, other than those required under the Securities Act and state and foreign Blue Sky laws;

              (iii) the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any perfected security interests or, to the knowledge of such counsel, any other security interests, liens, encumbrances or claims;

              (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, all of the shares of capital stock of the Company issued since October 2, 1997 have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; each of the Shares and the Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Shares have been duly included for trading on the Nasdaq National Market; to the knowledge of such counsel, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and, to the knowledge of such counsel, no holders of securities of the Company, other than the Selling Stockholder, are entitled to have such securities registered under the Registration Statement;

            (v) the statements set forth under the heading "Description of Capital Stock" in the Prospectus, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, provide a fair summary of such provisions; and the statements set forth under the heading "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, provide a fair summary of such legal matters, documents and proceedings in all material respects;

            (vi) the execution and delivery of this Agreement and the Warrants have been duly authorized by all necessary corporate action of the Company, this Agreement has been, and the Warrants on the Firm Shares Closing Date will be, duly executed and delivered by the Company, and the Warrants, when so executed and delivered, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

            (vii) to the knowledge of such counsel, (A) no legal or governmental proceedings are pending to which the Company or any of the Subsidiaries is a party or to which the property of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or any of the Subsidiaries or with respect to any of their respective properties and
    (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

            (viii) the issuance, offering and sale by the Company of the Firm Shares to the Underwriters and the Warrants to CIBC Oppenheimer Corp. and Piper Jaffray Cray Inc., in each case pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the Warrants and the consummation of the other transactions contemplated herein or therein, do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their respective properties are bound, except for such breaches, violations or defaults the occurrence of which would not be reasonably likely to result in a Material Adverse Effect, or the charter documents or by-laws of the Company or any of the Subsidiaries, or, so far as it is known to such counsel, any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Company or any of the Subsidiaries;

          (ix) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and, to such counsel's knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

          (x) the Registration Statement originally filed with respect to the Securities and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Rules;

          (xi) the Company is not, and the transactions contemplated by this Agreement will not cause the Company to become, an investment company subject to registration under the Investment Company Act of 1940, as amended;

          (xii) the specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the Delaware General Corporation Law; and

          (xiii) the execution and delivery of the merger agreement effecting the Reincorporation Merger have been duly authorized by all necessary corporate action on the part of the Company and Merger Sub; the Reincorporation Merger has been consummated and is effective in accordance with Delaware and California law subject only to confirmation of the acceptance of the filing of the merger agreement and related certificates by the State of California.

    Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem(s) proper, on certificates of responsible officers of the Company and public officials. References to the Registration Statement and the Prospectus in this paragraph (g) shall include any amendment or supplement thereto at the date of such opinion.

          (h) The Representatives shall have received an opinion, dated the Firm Closing Date, of Michael A. Boyd, Esq., counsel to the Selling Stockholder, to the effect that:

          (i) the Selling Stockholder has full corporate power to enter into this Agreement and the Custody Agreement and to sell, transfer and deliver the Firm Shares being sold by the Selling Stockholder hereunder in the manner provided in this Agreement and to perform its obligations under the Custody Agreement; the execution and delivery of this Agreement and the Custody Agreement have been duly authorized by all necessary corporate action of the Selling Stockholder; this Agreement and the Custody Agreement have been duly executed and delivered by the Selling Stockholder; assuming due authorization, execution and delivery by the Agent, the Custody Agreement is the legal, valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

          (ii) the delivery by the Selling Stockholder to the several Underwriters of certificates for the Firm Shares being sold hereunder by the Selling Stockholder against payment therefor as provided herein, will convey good and marketable title to such Firm Shares to the several Underwriters, free and clear of all security interests, liens, encumbrances, equities or claims to each of the several Underwriters who have purchased such Firm Shares in good faith and without notice of any such security interest, lien, encumbrance, equity or claim or other adverse claim within the meaning of the Uniform Commercial Code as in effect in the State of New York; and

          (iii) the sale of the Firm Shares to the Underwriters by the Selling Stockholder pursuant to this Agreement, the compliance by the Selling Stockholder with the other provisions of this Agreement and the Custody Agreement and the consummation of the other transactions herein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which the Selling Stockholder or any of its subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Selling Stockholder or any of its subsidiaries, so far as is known to such counsel, or any statute, judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Selling Stockholder or any of its subsidiaries.

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem(s) proper, on certificates of responsible officers of the Selling Stockholder and public officials. References to the Registration Statement and the Prospectus in this paragraph (h) shall include any amendment or supplement thereto at the date of such opinion.

          (i) All proceedings taken in connection with the sale of the Firm Shares, the Warrants and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Gibson, Dunn & Crutcher LLP a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Warrants, the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Gibson, Dunn & Crutcher LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

6.   ADDITIONAL COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.
     ---------------------------------------------------------------

(A) The Company covenants and agrees as follows:

          (a) The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and shall promptly advise the Representatives (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file or prepare any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review within a reasonable amount of time prior to filing or use and shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall notify the Representatives and prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement that shall correct such statement or omission or an amendment that shall effect such compliance.

          (c) The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the "effective date" (as defined in Rule 158 of the Rules) of the Registration Statement occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earnings statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules.

          (d) The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

          (e) The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection
        --------  -------
therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction. In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (f) For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

          (g) Without the prior written consent of CIBC Oppenheimer Corp. for a period of 180 days after the date of this Agreement, the Company shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form thereto), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for the issuance of the Shares pursuant to the Registration Statement the issuance of shares of Common Stock pursuant to the Company's existing stock option plan in the form filed as an exhibit to the Registration Statement. In the event that during this period, (i) any shares are issued pursuant to the Company's existing stock option plan or (ii) any registration is effected on Form S-8 or on any successor form thereto, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of CIBC Oppenheimer Corp., offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by such person.

          (h) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the Nasdaq National Market (including any required registration under the Exchange Act).

          [(i) Prior to a Closing Date, the Company will not issue, directly or indirectly, without the Representatives' prior written consent which shall not be unreasonably withheld, any press release or other communication or hold any press conference with respect to the Company or its activities or this offering, other than trade releases issued in the ordinary course of the Company's business with respect to the Company's operations.]

          (j) The Company will comply with all of the provisions of any undertakings contained in the Prospectus or the Registration Statement.

          (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus.

          (l) Except as stated in this Agreement and in the Prospectus, the Company will not take, directly or indirectly (except for any action taken by the Underwriters), any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (m) The Company and the Selling Stockholder (on the basis of __% and __%, respectively) agree to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company and the Selling Stockholder under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Representatives and the Underwriters and the Warrants to CIBC Oppenheimer Corp. and Piper Jaffray Inc.;
(iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in
Section 6(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(f); (vii) inclusion of the Shares for listing on the Nasdaq National Market; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company and the Selling Stockholder to the Underwriters.

(B) The Selling Stockholder agrees with the several Underwriters as follows:

          (a) As soon as such Selling Stockholder is advised thereof, such Selling Stockholder will advise CIBC Oppenheimer Corp. and confirm such advice in writing of (i) receipt by such Selling Stockholder, or by any representative of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission received by such Selling Stockholder relating to the Company or such Selling Stockholder and (ii) the happening of any event during the period from and after the effective date of the Registration Statement that, in the reasonable judgment of such Selling Stockholder, makes any statement made in the Registration Statement or the Prospectus in reliance on written information furnished by the Selling Stockholder untrue or that requires the making of any change in the Registration Statement or the Prospectus in order to make such statements, in light of the circumstances in which they were made, not misleading.

          (b) Such Selling Stockholder will deliver to CIBC Oppenheimer Corp., prior to the effective date of the Registration Statement, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          7.   INDEMNIFICATION.
               ---------------

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein and provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnification shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Shares, or to any person controlling such Underwriter, if copies of the Prospectus were timely delivered to such Underwriter pursuant to the terms hereof and a copy of the Prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if such Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact based on written information furnished by or on behalf of the Selling Stockholder and contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission by the Selling Stockholder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which the Selling Stockholder may otherwise have. In no event, however, shall the liability of the Selling Stockholder for indemnification under this Section 7(b) exceed the net proceeds received by the Selling Stockholder from the Underwriters in the offering.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each Selling Stockholder, each person, if any, who controls the Company or such Selling Stockholder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective partners, directors, officers (if the Selling Stockholder is not an individual) and each person who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization on the inside front cover page of the Prospectus and the statements contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company and the Selling Stockholder (including any of their respective controlling persons, directors or officers) shall be limited in the aggregate to the net proceeds received by the Company from such Underwriter.

          (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in
Section 7(a), 7(b) or 7(c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded, based on the advice of its counsel, that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties, it being understood, however, that the indemnifying parties shall not be liable for the expenses of more than one separate counsel, which counsel shall be reasonably approved by the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

          8.   CONTRIBUTION.  In order to provide for just and equitable
               ------------
contribution in circumstances in which the indemnification provided for in
Section 7(a) and 7(b) is due in accordance with its terms but for any reason is held to be unavailable from the Company or the Selling Stockholder, the Company, the Selling Stockholder, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Selling Stockholder from persons other than the Underwriters, such as persons who control the Company or the Selling Stockholder within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company, and the Selling Stockholder, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company and the Selling Stockholder shall be proportionately liable and responsible for any amount in excess of such underwriting discount; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) in the immediately preceding sentence of this
Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 8. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriter's obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

          9.   TERMINATION.  This Agreement may be terminated with respect to
               -----------
the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time

          (a) in the sole and absolute discretion and judgment of the Representatives at or before any Closing Date: (i) if the Company or any Subsidiary shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will make it inadvisable to proceed with the offering; (ii) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the operations, earnings, properties or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (iii) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the future materially disrupt, the securities markets;
(iv) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (v) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (vi) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the American Stock Exchange, Inc. has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental or regulatory authority; or (vii) if a banking moratorium has been declared by any state or Federal authority, the effect of which is to make it, in the judgment of the Representatives, inadvisable or impracticable to proceed with the offering; or

          (b) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

          If this Agreement is terminated pursuant to any of its provisions, the Company and the Selling Stockholder shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholder, except that (y) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company and the Selling Stockholder (on the basis of __% and __%, respectively) will reimburse the Underwriters for all actual out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder, up to a maximum of $150,000; provided, however, that the
                                                    --------  -------
Company and the Selling Stockholder shall not in such circumstances be liable to any of the Underwriters for loss of anticipated profits from the transactions contemplated by this Agreement, and (z) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, the Selling Stockholder or to the other Underwriters for damages occasioned by its failure or refusal.

          10.  SUBSTITUTION OF UNDERWRITERS.  If one or more of the Underwriters
               ----------------------------
shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

          (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the nondefaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

          (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company and the Selling Stockholder shall be entitled to an additional business day within which they may, but are not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

          In any such case, the Representatives, the Company or the Selling Stockholder shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives, the Company and the Selling Stockholder. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the nondefaulting Underwriters, the Company or the Selling Stockholder shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any nondefaulting Underwriter to the Company and the Selling Stockholder and without liability on the part of the Company and the Selling Stockholder, except in both cases as provided in the last paragraph of Section 6 and in Sections 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company and the Selling Stockholder or the nondefaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

          11.  MISCELLANEOUS.  The respective agreements, representations,
               -------------
warranties, indemnities and other statements of the Company or its officers, of the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Stockholder or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of the last paragraph of Section 6 and of Sections 7, 8 and 9 shall survive the termination or cancellation of this Agreement.

          This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

          All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or telegraph if subsequently confirmed in writing, (a) if to the Representatives, c/o CIBC Oppenheimer Corp., World Financial Center, 200 Liberty Street, New York, NY 10281, Attention: General Counsel, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, with a copy to Freshman, Marantz, Orlanski, Cooper & Klein, 9100 Wilshire Boulevard, 8th Floor East, Beverly Hills, California 90212, Attention: Thomas J. Poletti, Esq., and
(c) if to the Selling Stockholder, to Donaldson, Lufkin & Jenrette Mortgage Capital, Inc., 277 Park Avenue, New York, New York 10172. Attention: N. Dante LaRocca, Senior Vice President.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

          This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement among us.

                                       Very truly yours,

                                       BNC MORTGAGE, INC.


                                       By:
                                       Title:



                                       DLJ MORTGAGE CAPITAL, INC.


                                       By:
                                       Title:


Confirmed:
CIBC OPPENHEIMER CORP.
PIPER JAFFRAY INC.
Acting severally on their behalf and
as representatives of the several Underwriters
named in Schedule I annexed hereto.
By:  CIBC OPPENHEIMER CORP.
     By:
     Title:

                                   SCHEDULE I


Name                                                            Number of
----                                                            Firm Shares to
                                                                Be Purchased
                                                                --------------



CIBC Oppenheimer Corp.


Piper Jaffray Inc.







                                                                --------------

                                                  Total:
                                                                --------------